EXHIBIT 23.1

SIMON KROWITZ BOLIN & ASSOCIATES, P.A.
11300 ROCKVILLE PIKE, SUITE 8
ROCKVILLE, MARYLAND 20852

Consent of Independent Certified Public Accountants

     As independent public accounts, we hereby consent to all references to the firm under the headings "Expert" and to the incorporation of our report dated June 30, 2000, and December 20, 2000 in this Registration Statement (Form SB-2) and related Prospectus of LRS Capital, Inc.


/s/ Simon Krowitz Bolin & Associates P.A.

Simon Krowitz Bolin & Associates P.A.


December 26, 2000